EXHIBIT 10.11


                                  								March 31, 2001


Frank Carcione, President
TelVue Corporation
16000 Horizon Way, Suite 500
Mt. Laurel, NJ 08054


Dear Frank:

	At your request, this will continue our prior agreement. Namely, absent any default under the terms of my loans to TelVue or any other obligations of TelVue to any other person, including, without limitation, any voluntary or involuntary bankruptcy or insolvency proceedings by or against TelVue, I agree not to demand repayment of the loans or payment in cash of the accrued interest prior to January 1, 2003.

                              								Very truly yours,


                             								/s/H F Lenfest
                             								-------------------
                             								H.F. (Gerry) Lenfest


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